UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2017

CODE GREEN APPAREL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53434	80-0250289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31642 Pacific Coast Highway, Ste 102

Laguna Beach, CA 92651

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 884-6277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Promissory Note with Sojourn Investments, LP

On April 12, 2017, pursuant to a Note Purchase Agreement, Code Green Apparel Corp. (“we”, “us” and the “Company”) sold a 10% Convertible Debenture in the principal amount of $32,500 (which included a $5,000 original issue discount) to Sojourn Investments, LP (“Sojourn” and the “Sojourn Debenture”). The principal amount of the debenture accrues at 10% per annum until paid or converted into common stock (18% upon the occurrence of an event of default). The Sojourn Debenture has a maturity date of January 12, 2018, provided the debenture can be repaid at any time, provided that if repaid more than 30 days after the issuance date, we are required to pay 130% of the principal amount of the debenture, together with accrued interest.

The Sojourn Debenture is convertible into shares of our common stock at any time, at a conversion price equal to 58% of the average of the lowest three (3) closing prices during the prior 20 trading days.

In the event we fail to deliver the shares of common stock issuable upon conversion of the debenture within three business days of our receipt of a conversion notice, we are required to pay Sojourn $1,000 per day for each day that we fail to deliver such shares for up to the first 30 days that the failure continues.

At no time may the Sojourn Debenture be converted into shares of our common stock if such conversion would result in Sojourn and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

The Sojourn Debenture provides for standard and customary events of default such as failing to timely make payments under the Sojourn Debenture when due and the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements. Additionally, upon the occurrence of certain defaults, as described in the Sojourn Debenture, we are required to pay Sojourn liquidated damages in addition to the amount owed under the Sojourn Debenture.

We hope to repay the Sojourn Debenture prior to any conversion. In the event that the Sojourn Debenture is not repaid in cash in its entirety, Company shareholders may suffer dilution if and to the extent that the balance of the Sojourn Debenture is converted into common stock.

The description of the Sojourn Debenture and Note Purchase Agreement above is not complete and is qualified in its entirety by the full text of the Sojourn Debenture and Note Purchase Agreement, filed herewith as Exhibits 10.2 and 10.1, respectively, which are incorporated by reference in this Item 1.01.

Convertible Promissory Note with Carebourn Capital, L.P.

On April 17, 2017, we sold Carebourn Capital, L.P. (“Carebourn”) a Convertible Promissory Note in the principal amount of $135,575 (the “Carebourn Convertible Note”), pursuant to a Securities Purchase Agreement, dated April 17, 2017. The Carebourn Convertible Note bears interest at the rate of 12% per annum (22% upon an event of default) and is due and payable on April 17, 2018. The Carebourn Convertible Note had an original issue discount of $27,075. In addition, we paid $8,500 of Carebourn’s expenses and attorney fees in connection with the sale of the note, which were included in the principal amount of the note.

Periodic payments are due by us on the Carebourn Convertible Note at the rate of $565 per day ($135,575 / 240 days)(the “Repayment Amount”), via direct withdrawal from our bank account. The Repayment Amount automatically adjusts to a prorated higher amount in the amount any penalties or events of default occur under the Carebourn Convertible Note.

The Carebourn Convertible Note provides for standard and customary events of default such as failing to timely make payments under the Carebourn Convertible Note when due, the failure of the Company to timely comply with the Securities Exchange Act of 1934, as amended, reporting requirements and the failure to maintain a listing on the OTCQB. Additionally, upon the occurrence of certain defaults, as described in the Carebourn Convertible Note, we are required to pay Carebourn liquidated damages in addition to the amount owed under the Carebourn Convertible Note.

The principal amount of the Carebourn Convertible Note and all accrued interest is convertible at the option of the holder thereof into our common stock at any time following the 180th day after the Carebourn Convertible Note was issued. The conversion price of the Carebourn Convertible Note is equal to 50% of the average of the lowest three (3) trading prices of the Company’s common stock during the twenty trading days prior to the conversion date.

In the event we fail to deliver the shares of common stock issuable upon conversion of the note within three business days of our receipt of a conversion notice, we are required to pay Carebourn $1,500 per day for each day that we fail to deliver such shares.

At no time may the Carebourn Convertible Note be converted into shares of our common stock if such conversion would result in Carebourn and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

We may prepay in full the unpaid principal and interest on the Carebourn Convertible Note, with at least 20 trading days’ notice, (a) any time prior to the 180th day after the issuance date, by paying 130% of the principal amount of the note together with accrued interest thereon; and (b) any time after the 180th day after the issuance date and prior to the 364th day after issuance, by paying 150% of the principal amount of the note together with accrued interest thereon.

The Carebourn Convertible Note also contains customary positive and negative covenants.

We hope to repay the Carebourn Convertible Note prior to any conversion. In the event that the Carebourn Convertible Note is not repaid in cash in its entirety, Company shareholders may suffer dilution if and to the extent that the balance of the Carebourn Convertible Note is converted into common stock.

The description of the Carebourn Convertible Note and Subscription Agreement above is not complete and is qualified in its entirety by the full text of the Carebourn Convertible Note and Subscription Agreement, filed herewith as Exhibits 10.3 and 10.4, respectively, which are incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above in Item 1.01, below the headings “Convertible Promissory Note with Sojourn Investments, LP” and “Convertible Promissory Note with Carebourn Capital, L.P.”, are incorporated by reference in this Item 2.03 in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

As described above under Item 1.01, which disclosures are incorporated by reference in this Item 3.02, on April 12, 2017, we sold Sojourn the Sojourn Debenture and April 17, 2017, we sold Carebourn the Carebourn Convertible Note. The note and debenture are convertible into our common stock at a discount to the trading price of our common stock as described in greater detail above. We claim an exemption from registration for the issuance of such convertible securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were (i) an “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Note Purchase Agreement dated April 12, 2017, by and between Code Green Apparel Corp. and Sojourn Investments, LP

10.2*	10% Convertible Debenture dated April 12, 2017, by Code Green Apparel Corp. in favor of Sojourn Investments, LP

10.3*	Securities Purchase Agreement dated April 17, 2017, by and between Code Green Apparel Corp. and Carebourn Capital, L.P.

10.4*	$135,575 Convertible Promissory Note dated April 17, 2017, by Code Green Apparel Corp. in favor of Carebourn Capital, L.P.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CODE GREEN APPAREL CORP.

Date: April 26, 2017	By:	/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Note Purchase Agreement dated April 12, 2017, by and between Code Green Apparel Corp. and Sojourn Investments, LP

10.2*	10% Convertible Debenture dated April 12, 2017, by Code Green Apparel Corp. in favor of Sojourn Investments, LP

10.3*	Securities Purchase Agreement dated April 17, 2017, by and between Code Green Apparel Corp. and Carebourn Capital, L.P.

10.4*	$135,575 Convertible Promissory Note dated April 17, 2017, by Code Green Apparel Corp. in favor of Carebourn Capital, L.P.

*Filed herewith.